April 21, 2010

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:	NetTalk.Com, Inc.
Commission File Reference No. 000-53668

We were previously the independent registered public accounting firm for NetTalk.Com, Inc. for the fiscal years ended September 30, 2009. KBL, LLP has not been engaged by the Company with respect to the Company’s fiscal year ending September 30, 2010.  On April 21, 2010, we were dismissed as principal accountant.

We have read the statements of NetTalk.Com, Inc. included in Item 4.01(a) of the Form 8-K dated April 21, 2010 to be filed regarding the recent change of independent registered public accounting firm with the Securities and Exchange Commission.  We agree with such statements regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,

/s/KBL, LLP
KBL, LLP

201 E. Kennedy Blvd., Suite 1111, Tampa, Florida  33602
Phone:  813-227-9100    Fax:  813-227-8866